RIGHT OF FIRST REFUSAL AGREEMENT


         THIS RIGHT OF FIRST REFUSAL AGREEMENT ("Agreement") is made and entered into as of the 14th day of February, 2005, by and between KVAERNER PHILADELPHIA SHIPYARD, INC., a corporation organized under the laws of Pennsylvania (the "BUILDER"), and MATSON NAVIGATION COMPANY, INC., a corporation organized under the laws of Hawaii (the "BUYER").

         In connection with and in mutual consideration for the execution by the BUILDER and the BUYER of that certain Shipbuilding Contract dated of even date herewith for the BUILDER's Hull 003 and that certain Shipbuilding Contract of even date herewith for the BUILDER's Hull BN-460 (collectively, the "Shipbuilding Contracts"), and subject to the Shipbuilding Contracts coming into full force and effect pursuant to their respective terms, the following is hereby agreed by the parties:

         1. The BUYER shall have a right of first refusal to purchase each of the next four containerships of its CV2600 or CV2500 or similar design of over 2,000 TEUS built by the BUILDER following Hull No. BN-460 that deliver before June 30, 2010, as set forth below.

         2. Should the BUILDER propose to accept one or more bona fide offers to enter into an agreement to build a containership of its CV 2600 and CV 2500 or similar design of over 2,000 TEUS, the BUILDER shall promptly deliver a notice to the BUYER, stating the terms and conditions of such offer or agreement, including the contract price for such containership, and certifying that the BUILDER has received a bona fide offer from an unrelated third party to build such a container ship. The BUYER shall have a right of first refusal to accept unconditionally the terms of any such offer or agreement, which right of first refusal must be irrevocably exercised, and the BUYER must enter into a contract for the construction of such containership with the BUILDER, within thirty (30) calendar days from its receipt of the notice.

         3. Should the BUYER exercise its right of first refusal, the BUYER shall pay the contract price agreed to by such third party for the vessel, provided that such contract price shall be discounted by eight percent (8%).

         4. Should the BUYER decline to exercise its right of first refusal, the BUILDER shall pay to the BUYER an amount equal to eight percent (8%) of the contract price to be paid by the buyer for such vessel, provided that such payment shall not be paid until such time that the vessel is delivered to its buyer.

         5. The BUYER's rights hereunder shall only apply to the first four containerships that the BUILDER builds following HULL BN-460 that deliver prior to June 30, 2010.

         6. Should the BUYER and the BUILDER otherwise agree to a construction contract for such vessel for delivery prior to June 30, 2010, the BUILDER shall grant the BUYER an eight percent (8%) discount on the contract price negotiated by the BUILDER and the BUYER.

         7. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws provisions thereof. The parties each irrevocably consent to the exclusive jurisdiction of the state and federal courts of New York, in any and all actions and proceedings arising under this Agreement.

         8. This Agreement may executed and delivered, including execution and delivery by facsimile transmission, in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day first written above.

KVAERNER PHILADELPHIA                      MATSON NAVIGATION COMPANY, INC.
SHIPYARD INC.



By:/s/ David E. Meehan                     By:/s/ James S. Andrasick
   -----------------------------              -----------------------------
   David E. Meehan                            James S. Andrasick
   President and Chief Executive              President and Chief Executive
   Officer                                    Officer